First Quarter 2020 Earnings Conference Call 4/29/2020 Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of significant decreases in oil and gas prices on our energy portfolio, the impact of the COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the impact of the MidSouth acquisition or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the referenced rate reform, deposit trends, credit quality trends, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain COVID-19 are unsuccessful and restrictions on movement last into the third quarter or beyond, the recession would be much longer and much more severe. Ineffective fiscal stimulus, or an extended delay in implementing it, are also major downside risks. The deeper the recession is, and the longer it lasts, the more it will damage consumer fundamentals and sentiment. This could both prolong the recession, and/or make any recovery weaker. Similarly, the recession could damage business fundamentals, and an extended global recession due to COVID-19 would weaken the U.S. recovery. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at hancockwhitney.com/investors. 1Q19 – First Quarter of 2019 1Q20 – First Quarter of 2020 2Q20 – Second Quarter of 2020 2Q19 – Second Quarter of 2019 3Q19 – Third Quarter of 2019 4Q19 – Fourth Quarter of 2019 AFS – Available for sale securities ACL – Allowance for credit losses ALLL – Allowance for loan and lease losses Annualized – Calculated to reflect a rate based on a full year ASR – Accelerated Share Repurchase Beta – repricing based on a change in market rates bps – basis points BOLI – Bank-owned life insurance CARES Act – Coronavirus Aid, Relief and Economic Security CCB – Capital Conservation Buffer CET1 ratio – Common Equity Tier 1 C&D – Construction and land development loans C&I – Commercial and industrial loans CDI – Core Deposit Intangible CECL – Current Expected Credit Losses (new accounting standard effective 1/1/2020) COVID-19 – Pandemic related virus CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts DP – Data processing E&P – Exploration and Production (Oil & Gas) *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items Energy Cycle – Refers to the energy cycle beginning in November of 2014 EOP – End of period EPS – Earnings per share FFCRA – Families First Coronavirus Response Act FTE – Full time equivalent HTM – Held to maturity securities ICRE – Income-producing commercial real estate IRR – Interest rate risk LIBOR – London Inter-Bank Offered Rate Linked-quarter (LQ) – current quarter compared to previous quarter Loan Mark – Fair value discount on loans acquired in a business combination LOB – Line of Business LPO – Loan production office LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MSL – MidSouth Bancorp, Inc. NII – Net interest income *NIM – Net interest margin (TE) NPA – Nonperforming assets NPL – Nonperforming loans O&G – Oil and gas OCI – Other comprehensive income OFA – Other foreclosed assets *Operating – Financial measure excluding nonoperating items *Operating Leverage – Operating revenue (TE) less operating expense ORE – Other real estate PAA – Purchase accounting adjustments from business combinations; including loan accretion, offset by any amortization of a bond portfolio premium, amortization of an indemnification asset and amortization of intangibles PPNR – Pre-provision net revenue PPP – SBA’s Payroll Protection Program related to COVID-19 RBL – Reserve-based lending ROA – Return on average assets SBA – Small Business Administration TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) TDR – Troubled Debt Restructuring TE – Taxable equivalent (calculated using the current statutory federal tax rate) Y-o-Y – Year over year

Corporate Profile (as of March 31, 2020) $31.8 billion in Total Assets $21.5 billion in Total Loans $25.0 billion in Total Deposits CET1 ratio 10.03%; Tangible Common Equity (TCE) ratio 8.00% $1.7 billion in Market Capitalization 215 banking locations and 287 ATMs across our footprint Approximately 4,100 (FTE) employees corporate-wide Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc. for 122 consecutive quarters Earned top customer service marks with Greenwich Excellence Awards Moody’s long-term issuer rating: Baa3 S&P long-term issuer rating: BBB Named one of America’s Best Midsize Employers by Forbes

COVID-19 Response Employees Modified normal business operations and procedures where feasible; approximately two-thirds of our almost 3,000 non-financial center associates are working remotely All financial centers are operating drive-thru service and/or by appointment only for the lobby Associate training migrated from mix of face-to-face and computer-based to 100% virtual; candidate recruiting activities are conducted via phone and virtual teleconference platforms Implementing many requirements of the FFCRA and CARES Act mandates, along with additional provisions that those acts allow for associates participating in company medical and retirement plans Board of Directors and members of executive management have elected to contribute a portion of their compensation to the Hancock Whitney Associate Assistance Fund to help associates in need Recognized non-exempt Retail Financial Center job associates with a $1,000 bonus Consumers & Businesses All financial centers that can be opened are operating with almost 1,400 associates via drive-thru service and/or by appointment only for the lobby Assisting clients via online and mobile banking and through the call center Offering fee waivers on certain products Penalty-free CD withdrawals MMDA & savings excessive withdrawal fees Overdraft protection transfer fees Checking account reopening fees Offering loan payment deferrals Business and consumer loans and lines of credit Credit cards Auto loans Extending credit where appropriate to existing and qualified new clients Fully participating in the Small Business Administration’s (SBA) Paycheck Protection Program (PPP); originated 4,893 loans totaling $1.7 billion in round 1 of the program As of March 31, 2020, approximately $525 million of additional funding had been provided to clients via existing lines

COVID-19 Response Communities $2.5 million in donations for the communities we serve Beyond the support via loan payment deferrals and fee waivers, we are providing direct community support including cash donations: $1.0 million total for local food pantries in our markets $600,000 for supplying protective gear for residents in the hardest hit low income neighborhoods and first responders $800,000 of support for housing relief including legal services to help disadvantaged residents fight illegal evictions An additional $100,000 to the Hancock Whitney Associate Assistance Fund on top of the $400,000 already donated by executives, board members, and associates The support and donations will be provided via partnerships with local organizations in our communities Additionally the company has partnered with local client restaurants to organize a food delivery program to hospitals caring for a large number of COVID-19 patients; well-known New Orleans chefs joined the effort to support the healthcare heroes on the frontlines by providing thousands of meals

First Quarter 2020

- Results include $246.8 million, or $2.24 per share, provision for credit losses related to COVID-19 and declining oil prices
- Results include $9.8 million, or $.11 per share, related to write-offs of equity interests in two energy companies which were received in bankruptcy restructurings
- Pre-provision net revenue (PPNR) totaled $115.7 million, down $10 million linked-quarter (mostly related to energy-related equity write-offs)
- Strengthened Allowance for Credit Losses (ACL)/Total Loans to 2.21%
- Capital remains solid with CET1 ratio of 10.03%; regulatory ratios well in excess of required levels including capital conservation buffers (CCB); TCE ratio at 8%
- Loan growth totaled $303 million linked-quarter; DDAs up $429 million
- NIM declined 2 basis points (bps) linked-quarter; purchase accounting accretion (PAA) down $2.5 million, or 4 bps; excluding PAA, NIM up 1 bp
- Criticized commercial loans down $51 million, or 9%, and nonperforming loans down $19 million, or 6%, linked-quarter
- Solid liquidity, with approximately $14 billion available in additional sources of funding

($s in millions; except per share data)	1Q20	4Q19	1Q19
Net Income (loss)	($111.0)	$92.1	$79.2
Provision for credit losses	$246.8	$9.2	$18.0
Merger Costs Equity interest write-offs	-- $9.8	$3.9 --	-- --
Earnings Per Share – diluted	($1.28)	$1.03	$.91
Return on Assets (%) (ROA)	(1.46)	1.20	1.13
Return on Tangible Common Equity (%) (ROTCE)	(17.51)	14.62	14.38
Net Interest Margin (%)	3.41	3.43	3.46
Net Charge-offs (%)	0.83	0.18	0.36
CET1 Ratio (%)	10.03	10.50	10.74
Tangible Common Equity (%)	8.00	8.45	8.36
Pre-Provision Net Revenue (TE)*	$115.7	$125.7	$117.9
Efficiency Ratio (%)	62.1	58.9	58.1

*Non-GAAP measures. See slides 31-33 for non-GAAP reconciliations.

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HANCOCK WHITNEY

Solid Quarterly Loan Growth Loans totaled $21.5 billion at March 31, 2020, an increase of $303 million, or 1%, linked-quarter Loan growth was evident across the footprint from closings on loans in the pipeline and funding existing lines of credit related to economic uncertainty Line utilization at March 31, 2020 was 49.4% compared to 47.6% at December 31, 2019 Approximately $525 million of additional funding was provided to clients via existing lines of credit in March The company has made loan deferrals available to customers impacted by COVID-19 At March 31, 2020 there were 1,618 notes deferred totaling $839.4 million in outstandings As of April 22, 2020 there were 7,299 notes deferred totaling $3.1 billion in outstandings We anticipate strong momentum in 2Q as SBA program loans are funded, mortgage lending applications continue, and fundings of lines of credit increase as uncertainty persists Participating in the SBA’s PPP effective April 3, 2020 The company originated 4,893 PPP loans totaling $1.7 billion in round 1 of the program Loan portfolio 55% variable 59% of variable loans are LIBOR-based (32% of total loan portfolio) 97% of the LIBOR loans are tied to 1 month LIBOR 3% of the LIBOR loans are tied to 3 month LIBOR 31% tied to Wall Street Journal Prime Total Loans $21.5 billion 3/31/20

Commercial Loans (C&I, CRE, C&D) Total Commercial Loans ($s in millions) Outstanding % of Total Loans Commitment Real Estate, Rental and Leasing $ 3,210 14.9% $ 4,004 Retail Trade 1,845 8.6% 2,147 Health Care and Social Assistance 1,663 7.7% 2,009 Hospitality 1,157 5.4% 1,300 Manufacturing 998 4.6% 1,557 Energy 940 4.4% 1,430 Construction 929 4.3% 1,828 Transportation and Warehousing 836 3.9% 1,074 Wholesale Trade 806 3.7% 1,248 Public Administration 762 3.5% 785 Finance and Insurance 745 3.5% 1,227 Professional, Scientific, and Technical Services 519 2.4% 841 Other Services (except Public Administration) 473 2.2% 556 Educational Services 354 1.6% 484 Administrative and Support and Waste Management and Remediation Services 207 1.0% 327 Other (less than 1% individually) 940 4.4% 1,877 Grand Total $ 16,384 76.1% $ 22,692

Retail – 8.6% of Total Loans

- ICRE Retail portfolio is fairly segmented and primarily comprised of national anchored centers (35%), single credit tenant facilities (13%), and unanchored centers (29%)
- Retail trade represents 8.6% of total loans and is diversified across numerous subsectors with the larger concentrations in C-stores, automobile dealerships and food/beverage stores
- Deferrals of approximately $370 million in outstandings as of April 22, 2020



Retail Loan Portfolio Mix
$1.8 billion
3/31/20
Food & Beverage 7%
Gasoline Stations 21%
Motor Vehicle & Parts 15%
Furniture & Home Furnishings 5%
Other 15%
CRE Retail 37%

$ in Millions	East	Central	West	Other	Total	Commitment	Line Utilization	$ NPL	% NPL	$ Criticized	% Criticized
Motor Vehicle and Parts Dealers	$97	$111	$78	—	$286	$359	80%	—	—	$1	—
Furniture and Home Furnishings Stores	52	3	30	—	85	106	80%	—	—	—	—
Electronics and Appliance Stores	2	1	1	—	3	4	74%	—	—	—	—
Building Material and Garden Equipment and Supplies Dealers	42	15	5	—	62	75	83%	—	—	5	8%
Food and Beverage Stores	18	58	16	45	136	164	83%	—	—	4	3%
Health and Personal Care Stores	30	5	3	—	38	44	87%	—	—	1	3%
Gasoline Stations	69	216	100	8	394	451	87%	1	—	2	—
Clothing and Clothing Accessories Stores	16	6	5	—	26	31	85%	—	—	1	2%
Sporting Goods, Hobby, Book, and Music Stores	2	3	1	—	5	8	63%	—	—	—	—
General Merchandise	26	—	—	—	26	31	84%	—	—	—	—
Miscellaneous Store Retailers	10	17	7	—	35	47	74%	—	—	—	—
Nonstore Retailers	8	1	3	62	73	82	89%	—	—	—	—
Retail CRE	152	318	207	—	677	746	91%	—	—	—	—
TOTAL RETAIL	**$524**	**$754**	**$456**	**$115**	**$1,845**	**$2,147**	**86%**	**$2**	—	**$14**	**1%**

10

East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX)

HANCOCK WHITNEY

Healthcare – 7.7% of Total Loans Healthcare predominantly includes ambulatory care, nursing/long-term care and hospitals and represents 7.7% of total loans Approximately half of the healthcare outstandings are in our Nashville market managed by our dedicated healthcare lending team, while the remaining represents regional relationships and real estate loans to customers in our footprint Deferrals of approximately $355 million in outstandings as of April 22, 2020 East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX) $ in Millions East Central West Other Total Commitment Line Utilization $ NPL % NPL $ Criticized % Criticized Ambulatory Health Care Service $413 $130 $129 $22 $694 $914 76% $22 3% $27 4% Hospitals 118 119 96 8 340 373 91% 2 1% 2 1% Nursing and Residential Care Facilities 330 124 118 — 571 651 88% 24 4% 36 6% Social Assistance 21 15 16 5 58 71 82% — --- — --- TOTAL HEALTHCARE $882 $388 $359 $35 $1,663 $2,009 83% $48 3% $65 4%

Hospitality – 5.4% of Total Loans

- As a result of COVID-19, business, leisure and international travel has generally ceased and is likely to continue to be significantly curtailed
- Deferrals of approximately $575 million in outstandings as of April 22, 2020
- Hospitality is comprised of Accommodation & Food Service and Arts, Entertainment & Recreation and represents 5.4% of total loans
  - Food and drinking places are centered in full-service, casual dining and fast food, both in the Greater New Orleans market (45%), but also more broadly spread across the Florida to Texas footprint
  - Accommodations includes hotel/motel operators with 47% in the New Orleans metro and the remaining 53% spread throughout our franchise

Hospitality Loan Portfolio Mix
$1.2 billion
3/31/20



Performing Arts 1%
Museums 2%
Amusement/gambling 11%
Food Services/drinking 41%
Accommodation 45%

$ in Millions	East	Central	West	Other	Total	Commitment	Line Utilization	$ NPL	% NPL	$ Criticized	% Criticized
Performing Arts, Spectator Sports, and Related Industries	$5	$8	$1	—	$14	$26	53%	—	—	$3	24%
Museums, Historical Sites, and Similar Institutions	6	10	—	—	17	20	83%	—	—	—	—
Amusement, Gambling, and Recreation Industries	20	86	18	—	124	132	94%	—	—	5	4%
Accommodation	177	249	100	—	526	581	90%	—	—	4	1%
Food Services and Drinking Places	151	206	121	—	476	541	88%	—	—	2	1%
TOTAL HOSPITALITY	**$359**	**$559**	**$240**	—	**$1,157**	**$1,300**	**89%**	—	—	**$15**	**1%**

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HANCOCK WHITNEY

East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX)

Energy loans totaled $940 million, or 4.4% of total loans, down $24 million, or 2%, linked-quarter Linked-quarter change reflects $42 million in net reductions, and $36 million in net charge-offs partially offset by $54 million in fundings Reserve-based energy loans have been impacted recently not only by significantly declining oil prices, but many have been criticized due to recent liquidity stress in the industry Deferrals of approximately $130 million in outstandings as of April 22, 2020 Recent resolution of several RBL credits has resulted in larger than anticipated charge-offs Energy allowance/energy loans totaled 9.4%* at March 31, 2020 Energy – 4.4% of Total Loans $ in millions Outstanding Commitment Line Utilization $ NPL % NPL $ Criticized % Criticized Upstream $299 $460 65% $38 13% $91 31% Midstream 141 201 70% — --- 23 16% Support Drilling 123 177 69% — --- --- --- Support Nondrilling 373 520 72% 67 18% 115 31% Downstream 4 72 5% — --- — — TOTAL ENERGY $940 $1,430 66% $105 11% $229 24% *Includes reserve for unfunded commitments

Selected Sectors Under Focus $s in millions Outstanding at 3/31/20 % Total Loans % of Portfolio Criticized Retail Retail goods & services CRE Retail $686 $677 3.2% 3.1% 0.5% --- Healthcare Offices of physicians & dentists CRE assisted living Hospitals $443 $375 $340 2.1% 1.7% 1.4% 5.8% 2.6% 0.7% Hospitality Hotel Restaurant/Bars Entertainment $526 $476 $155 2.4% 2.2% 0.7% 0.9% 0.5% 5.3% Energy $940 4.4% 24.4% Limited or No Exposure to: Airlines Casinos Consumer Credit Card Student Loans Unsecured Consumer Loans Agricultural Loans Automotive Manufacturing

Current Expected Credit Losses (CECL) Methodology CECL replaced the incurred loss methodology with a life of loan concept effective 1/1/2020 CECL Methodology Utilize a two year reasonable and supportable forecast, one year straight line reversion to a historical loss mean by product Regression Loss Models (RLMs) developed using 10 years of internal historical loan loss data correlated to economic variables (both state and national) to forecast losses Most significant variables include: (1) Flow of Funds: Commercial real estate price index, (2) Industrial Production, (3) Labor: Unemployment Rate, (4) Debt to Income Ratio, (5) Rental Vacancy Rate Models are segmented by product and/or product and region Consideration given to Moody’s suite of economic scenario forecasts (Baseline, S1, S2, S3, S4). Weighting of different scenarios applied to capture estimation uncertainty and to align with management’s expectation of possible outcomes S1=Stronger Near-term Growth; S2=Slower Near-term Growth; S3=Moderate Recession; S4=Protracted Slump Scenario weightings Weighting at March 31, 2020 was Baseline (80%) / S3 (15%) / S4 (5%) - recession forecasted in all scenarios Baseline forecasts a Q1/Q2 recession; S3/S4 weighted to capture potential of prolonged downturn and specific impacts this might have on our footprint Framework for application of qualitative factors and calculation methods for individually assessed loans remains largely unchanged

Allowance for Credit Losses (ACL) $ in millions December 31, 2019 Incurred Loss January 1, 2020 CECL Adoption March 31, 2020 CECL Portfolio Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Nonenergy Commercial $ 112 0.74% $ 136 0.91% $ 255 1.65% Energy 36 3.73% 41 4.29% 79 8.47% Mortgage 20 0.67% 33 1.11% 48 1.63% Consumer 23 1.09% 30 1.40% 43 2.01% Allowance for Loan and Lease Losses $ 191 0.90% $ 241 1.14% $ 426 1.98% Reserve for Unfunded Lending Commitments 4 ---  31 ---  49 ---  Allowance for Credit Losses $ 195 0.92% $ 272 1.28% $ 475 2.21% Energy ACL 9.4% including reserve for unfunded commitments; nonenergy ACL 1.88% including reserve for unfunded commitments

First Quarter Allowance Build Using CECL - New loans - Change in product mix - Aging of existing portfolio - Credit quality impact - Changes in macroeconomic variables - Changes in scenario weighting - Qualitative overlays - CECL transition adjustment - Build in allowance for loan and lease losses and reserves for unfunded commitments

Q1 2020 Provision for Credit Losses Provision for the first quarter of 2020 totaled $247 million Captures management’s expectation of downturn in oil and gas and deterioration of the economy related to COVID-19 Provision for nonenergy loans of $169 million was predominantly driven by the impact of COVID-19 on our concentrations of hospitality, retail trade and healthcare Provision for energy loans of $78 million reflects updated pricing decks based on current oil prices, and deeper discounts on collateral values resulting from additional liquidity stress in the industry Additional provisions may be required if the economy continues to deteriorate, unemployment remains high, COVID-19 travel bans and shelter in place orders are prolonged and/or oil and gas prices remain low for an extended duration  ($s in millions) Reserve build collectively evaluated Reserve build individually evaluated Charge-offs Total Provision Commercial nonenergy $ 113.8 $ 20.6 $ 3.6 $ 138.0 Energy 13.4 28.7 35.9 78.0 Residential Mortgage 14.9 0.1 (0.1) 14.9 Consumer 11.7 (0.1) 4.3 15.9 Total $ 153.8 $ 49.3 $ 43.8 $ 246.8

Net interest margin (NIM) of 3.41%, down 2 bps linked-quarter; net interest income (TE) down $2.1 million 1Q20 NIM included no interest reversals compared to 1 bp of interest reversals in 4Q19 Includes a reduction of $2.5 million, or 4 bps, decrease in accretion mainly related to the MidSouth acquisition Excluding PAA, NIM was up 1 bp Proactive deposit pricing helped offset the impact from a lower rate environment; expect April 2020 cost of deposits to approximate 43 bps NIM Expansion Excluding Impact of Accretion

Yield Continues To Be Impacted By Lower Rates Focus remains on booking new loans that are more granular along with improved spreads Recent decline in new production yield reflects recent changes in rate environment (Fed rate drops) (excluding impact of MSL) $s in thousands

Securities Portfolio Conservative, Minimal Risk Portfolio totaled $6.2 billion, down $16 million, or 2%, linked-quarter 100% fixed, no credit impairment MBS and CMO holdings are all US Agency backed securities or direct obligations of the US government CMBS have prepayment protection and principal is fully guaranteed by the US Agencies Municipal portfolio credit quality is strong with 100% of the portfolio either investment grade, pre-refunded, or has a AA insured underlying rating Premium amortization totaled $9.5 million, up $0.2 million linked-quarter; prepayments for the second quarter are expected to remain flat as mortgage rates are not necessarily lower Yield 2.53%, down 3 bps linked-quarter Unrealized net gain of $184.9 million on AFS compared to $37.7 million at December 31, 2019 24% HTM, 76% AFS Duration 3.57 years compared to 4.16 years at December 31, 2019

Strong Liquidity $14 Billion in Available Sources $ in millions Total Available Amount Used Net Availability Internal Sources       Free Securities and other $ 2,496 $ — $ 2,496 External Sources     FHLB 6,235 3,350 2,885 FRB 4,388 — 4,388 Brokered Deposits 3,751 1,079 2,672 Other 1,504 — 1,504 TOTAL LIQUIDITY $ 18,374 $ 4,429 $ 13,945

Strong Growth in DDA Total deposits of $25.0 billion, up $1.2 billion, or 5%, linked-quarter Noninterest-bearing demand deposits (DDAs) increased $429 million Interest-bearing transaction and savings deposits increased $86 million Time deposits (retail) decreased $110 million Time deposits (brokered) increased $913 million in part to fund seasonal deposit outflows and shore up overall liquidity Interest-bearing public fund deposits decreased $113 million related to normal seasonality DDAs comprised 37% of total period-end deposits March cost of deposits 59 bps, down 7 bps from year-end and down 9 bps from February

Specialty Income Drives Linked-Quarter Growth Noninterest income totaled $84.4 million, up $1.5 million, or 2% linked-quarter Service charges and Bank Card & ATM fees down primarily due to one less processing day and seasonally lower individual overdraft fees Investment and annuity income and insurance up, primarily due to higher annuity production and underwriting engagements, partially offset by lower insurance sales Secondary mortgage fees impacted by favorable rate environment Higher other income related to a $1.5 million gain on the sale of historic tax credits and $0.8 million bank owned life insurance (BOLI) proceeds Gain on historic tax credits sale and BOLI proceeds

Noninterest Expense Detail Noninterest expense totaled $203.3 million, up $5.5 million linked-quarter; included in 1Q20 expense is $9.8 million of equity write-offs from energy-related credits; merger costs related to the acquisition of MSL totaled $3.9 million in 4Q19 A lower level of incentive pay in the first quarter led to a $3.5 million decrease in personnel expense linked-quarter Occupancy & equipment declined $0.4 million linked-quarter ORE and other foreclosed asset (OFA) expense totaled $10.1 million in 1Q20; the linked-quarter change includes $9.8 million of energy-related equity write-offs noted previously Other operating expense totaled $57.2 million, down $1.2 million linked-quarter $9.8 write-off of equity from two energy credits

Capital Levels Solid; ASR Settled; Buybacks Suspended TCE ratio 8.00%, down 45 bps linked-quarter Growth in tangible assets -31 bps Tangible net earnings +9 bps Impact from COVID-19 -45 bps Impact of CECL adoption -15 bps Dividends -8 bps Stock buyback/ASR completion NEUTRAL Change in OCI +43 bps Stock activity and other +2 bps Will continue to manage capital in the best interests of the Company and our shareholders: Managing through COVID-19 is our top focus Stock buybacks have been suspended; the ASR announced in October 2019 is complete We remain confident in our capability and capacity to maintain the common dividend at current level based on strength of capital ratios at March 31, 2020 but also on stressed scenarios through year-end Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio March 31, 2020 8.00% 8.40%(e) 10.03%(e) 11.88%(e) December 31, 2019 8.45% 8.76% 10.50% 11.90% September 30, 2019 8.82% 9.49% 11.02% 12.43% June 30, 2019 8.75% 9.10% 10.94% 12.43% March 31, 2019 8.36% 8.85% 10.74% 12.24% (e) Estimated for most recent period-end; March 31, 2020 estimated regulatory capital ratios reflect the election to use the recently issued five-year CECL transition rules

Solid Capital In Excess of Regulatory Minimums Estimated Regulatory Capital as of March 31, 2020   Common Equity Tier 1 Tier 1 Capital Total Risk-based Capital Tier 1 Leverage Ratio Asset Base $ 25,031 $25,031 $ 25,031 $ 29,863 Capital 2,510 2,510 2,973 2,510 Capital Ratio 10.03% 10.03% 11.88% 8.40%           Regulatory Minimum $ with CCB (1) $ 1,752 $ 2,128 $ 2,628 $ 1,195 Regulatory Minimum with CCB (1) 7.00% 8.50% 10.50% 4.00%           Capital in excess of Regulatory $ 758 $ 382 $ 345 $ 1,315 minimum with CCB 3.03% 1.53% 1.38% 4.40% (1) Regulatory minimum with Capital Conservation Buffer (CCB) must be met in order for a bank holding company to engage in certain capital activities including, but not limited to, paying shareholder dividends. Leverage ratio does not have a CCB requirement. March 31, 2020 estimated regulatory capital ratios reflect the election to use the recently issued five-year CECL transition rules.

Appendix and Non-GAAP Reconciliations

Operating Results *Non-GAAP measures. See slides 31-33 for non-GAAP reconciliations       1Q19 2Q19 3Q19 4Q19 1Q20 Operating PPNR (TE)* ($000) 117,881 119,269 125,077 125,660 115,688 Net Interest Income (TE)* ($000) 223,078 223,586 226,591 236,736 234,636 Net Interest Margin (TE)* 3.46% 3.45% 3.41% 3.43% 3.41% Operating Noninterest Income* ($000) 70,503 79,250 83,230 82,924 84,387 Operating Expense* ($000) 175,700 183,567 184,744 194,000 203,335 Efficiency Ratio* 58.10% 58.95% 58.05% 58.88% 62.06%

Balance Sheet Summary       1Q19 2Q19 3Q19 4Q19 1Q20 Average Loans ($MM) 20,127 20,150 20,197 21,038 21,234 Average Total Securities ($MM) 5,657 5,586 6,005 6,202 6,149 Average Deposits ($MM) 23,114 23,138 23,091 23,848 24,327 Loan Yield (TE) 4.84% 4.89% 4.84% 4.69% 4.56% Cost of Interest Bearing Deposits 1.26% 1.33% 1.30% 1.11% 1.01% Tangible Common Equity Ratio 8.36% 8.75% 8.82% 8.45% 8.00%

Operating Earnings & EPS Non-GAAP to GAAP Reconciliations Three Months Ended (in thousands, except per share amounts) 3/31/2020 12/31/2019 9/30/2019 6/30/2019 3/31/2019 Net Income (loss) ($111,033) $92,132 $67,807 $88,277 $79,164 Net income allocated to participating securities (427) (1,566) (1,141) (1,502) (1,337) Net income available to common shareholders ($111,460) $90,566 $66,666 $86,775 $77,827 Nonoperating items, net of income tax --- 3,046 22,760 --- --- Nonoperating items allocated to participating securities --- (52) (383) --- --- Operating earnings available to common shareholders ($111,460) $93,560 $89,043 $86,775 $77,827 Weighted average common shares - diluted 87,186 88,315 86,462 85,835 85,800 Earnings per share - diluted ($1.28) $1.03 $0.77 $1.01 $0.91 Operating earnings per share - diluted ($1.28) $1.06 $1.03 $1.01 $0.91

Operating ROA, ROE & ROTCE Reconciliations Three Months Ended (dollars in thousands) 3/31/2020 12/31/2019 9/30/2019 6/30/2019 3/31/2019 Net Income (loss) ($111,033) $92,132 $67,807 $88,277 $79,164 Nonoperating items, net of income tax --- 3,046 22,760 --- --- Operating earnings (loss) ($111,033) $95,178 $90,567 $88,277 $79,164 Average Assets $30,663,601 $30,343,293 $29,148,106 $28,537,810 $28,451,548 Average Equity $3,509,727 $3,473,693 $3,383,738 $3,230,503 $3,118,051 Average Tangible Common Equity $2,550,227 $2,500,092 $2,496,870 $2,350,006 $2,232,670 Return on average assets - operating -1.46% 1.24% 1.23% 1.24% 1.13% Return on average equity - operating -12.72% 10.87% 10.62% 10.96% 10.30% Return on average tangible common equity - operating -17.51% 15.10% 14.39% 15.07% 14.38%

Operating Revenue (TE), Operating PPNR (TE) Reconciliations Three Months Ended (in thousands) 3/31/2020 12/31/2019 9/30/2019 6/30/2019 3/31/2019 Net interest income $231,188 $233,156 $222,939 $219,868 $219,254 Noninterest income 84,387 82,924 83,230 79,250 70,503 Total revenue $315,575 $316,080 $306,169 $299,118 $289,757 Taxable equivalent adjustment 3,448 3,580 3,652 3,718 3,824 Nonoperating revenue --- --- --- --- --- Operating revenue (TE) $319,023 $319,660 $309,821 $302,836 $293,581 Noninterest expense (203,335) (197,856) (213,554) (183,567) (175,700) Nonoperating expense --- 3,856 28,810 --- --- Operating pre-provision net revenue (TE) $115,688 $125,660 $125,077 $119,269 $117,881 Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

Criticized Loans Decline 9% LQ and Year-over-Year Criticized commercial loans down $51 million, or 9%, linked-quarter Criticized energy loans totaled $229 million at March 31, 2020, down $31 million, or 12%, linked-quarter Criticized nonenergy loans totaled $301 million at March 31, 2020, down $20 million, or 6%, linked-quarter Total criticized commercial loans % of total commercial loans $584 3.88% $573 3.79% $659 4.15% $581 3.62% $530 3.24% Criticized – nonenergy % of total commercial loans $320 2.12% $315 2.08% $378 2.38% $321 2.00% $301 1.84% Criticized – energy % of total commercial loans $264 1.75% $258 1.71% $281 1.77% $260 1.62% $229 1.40%

Total, Energy NPLs Down LQ; CECL Adds to NPLs Nonperforming energy loans totaled $105 million at March 31, 2020, down $53 million, or 34% linked-quarter Nonperforming nonenergy loans totaled $183 million at March 31, 2020, up $34 million linked-quarter CECL implementation added $21.4 million to nonenergy NPLs in the first quarter of 2020 Total nonperforming loans % of total loans $322 1.60% $311 1.54% $284 1.35% $307 1.45% $288 1.34% Nonperforming loans – nonenergy % of total loans $141 0.70% $141 0.70% $140 0.67% $149 0.70% $183 0.85% Nonperforming loans – energy % of total loans $181 0.90% $170 0.84% $144 0.68% $158 0.74% $105 0.49%

First Quarter 2020 Earnings Conference Call 4/29/2020